EXHIBIT 15.1

MAP OF ONTARIO INCLUDING THE GLASS, TODD, MASKOOTCH, KELL MINE, SILVER STRIKE, SILVERCLAIM, THOMPSON, AJAX, STRATHY, BANTING CHAMBERS, MENNIN LAKE, FRIPP, HUNTER GOLD, CHAPLEAU, WILLET, SAVARD SHARPE, BOMPASS-STRATHY, HORWOOD GOLD, LABBE, ROSS WINDSOR, MORIN, KEITH-SEWELL, EAST BRECCIA, GOULD COPPER, PATENT GOLD, LOVELAND, ANDERSON LAKE, CHEWETT, BLACKSTOCK, OKE, FORD, FORGE LAKE, OTTER POND, GOGAMA, DALE GOLD AND METEOR LAKE PROPERTIES IN ONTARIO